                                                                   EXHIBIT 10.56

                AMENDED AND RESTATED MASOPRACOL LICENSE AGREEMENT


         THIS AMENDED AND RESTATED MASOPRACOL LICENSE AGREEMENT ("Agreement") is made as of the ___ day of April, 1997 (the "Effective Date") by and between Shaman Pharmaceuticals, Inc., a California corporation, with its principal place of business at 213 East Grand Avenue, South San Francisco, California 94080 (hereinafter referred to as "Shaman") and Access Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207-2107 (hereinafter referred to as "Access").

         WHEREAS, Shaman and Access previously entered into a Masopracol License Agreement (the "Prior Agreement") dated as of March 19, 1997, pursuant to which Access granted Shaman certain rights to reference an Access NDA filing and to use Masopracol and its analogues for research purposes;

         WHEREAS, the parties now desire to amend and restate the Prior Agreement in order to grant Shaman the right (as contemplated by Section 1.02 of the Prior Agreement) to make, use and sell Products incorporating Access intellectual property rights as hereinafter set forth;

         WHEREAS, Access owns or has licensed rights in certain pre-clinical data, including rights to the Actinex(TM) New Drug Application ("NDA") and associated Drug Master File ("DMF") on file at the U.S. Food and Drug Administration ("FDA"), information relating to CHX 100, and Access Technology and Patent Rights (as defined below) relating to Masopracol and the synthesis of nordihydroguaiaretic acid ("NDGA") and their analogs;

         WHEREAS, Shaman desires to secure a license to use such information, Access Technology and Patent Rights for reference and research and development purposes, and to produce, use and sell Licensed Products (as defined below), for use in diabetes and related disease (the "Field") under the terms and conditions set forth herein; and

         NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

         1. Definitions.

            1.1 "Affiliate" means: (i) any corporation, firm, partnership or other entity which directly or indirectly owns, is owned by or is under common ownership with a party, to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned of a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity, and (ii) any person, firm, partnership,



----
*Certain confidential information has been omitted and filed separately with the Securities and Exchange Commission.

corporation or other entity actually controlled by, controlling or under common control with a party.

            1.2 "Access Information" means the information contained in the NDA and the DMF and the studies, reports, applications, submissions and other information owned by or licensed to Access listed in Exhibit A hereto.

            1.3 "Access Technology" means any unpublished research and development information, unpatented inventions, know-how, and technical data in the possession of Access which relates to and is necessary for the practice of the Patent Rights in the Field and which Access has the right to provide to Shaman.

            1.4 "Licensed Products" means any method, procedure, process, product, or component part thereof developed for use in the Field which is developed through the Access Information or Access Technology or as to which the right to make, use or sell such Licensed Product would, but for the licenses granted herein, infringe a valid Patent Right or which contains Masopracol or NDGA and their analogs (as defined below).

            1.5 "Licensed Territory" means the world.

            1.6 "Patent Rights" means all rights of Access to any subject matter described by, claimed in or covered by United States Patent Nos. 4,954,659 titled "1.4-Bis (Dihydroxyphenyl;" 4,774,229 titled "Modification of Plant Extracts from Zygophyllaceae and Pharmaceutical Use Thereof;" and 4,562,298 titled "Methods of Synthesis of Optically Active Nordihydroguaiaretic Acid and Intermediates," any improvements, continuations, continuations- in-part, divisions and substitutions thereof, and any foreign patents corresponding thereto, and/or any divisions, continuations, or reissue thereof.

            1.7 "Net Sales" means the aggregate amount invoiced by Shaman (including by its Affiliates, licensees and sublicensees) for or on account of any sale to a non-affiliated purchaser of Licensed Products, less (i) normal and customary trade discounts (i.e., consistent with customary practice for a situation in which the Licensed Product is the only product being transferred between seller and purchaser) allowed and taken, (ii) rebates to wholesalers,
(iii) returns, (iv) amounts for transportation and shipping charges to purchasers if invoiced separately and paid by Shaman, and (v) taxes (not including any taxes on income) and duties levied on such sale. Any commercial use or sale of a Licensed Product at a reduced or promotional price by Shaman (including its Affiliates, licensees and sublicensees) shall be consistent with customary trade practices. Notwithstanding anything to the contrary herein, Licensed Products shall be considered sold when paid.

            1.8 "Valid Claim" means a claim of an issued, unexpired patent which has not been: held invalid or unenforceable by a final decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or was not appealed within the



                                       2.

time allowed therefor; or admitted in writing to be invalid or unenforceable by the holder(s) pursuant to a reissue, disclaimer or otherwise.

         2. Grant of Licenses.

            2.1 Subject to the terms and conditions of this Agreement, Access grants Shaman and its Affiliates: (i) an exclusive worldwide right and license, with the right to sublicense subject to Access' prior written approval, which approval shall not be unreasonably withheld, to use and exploit with the Field the Access Information (including the Masopracol pre-clinical data and the right to reference the Actinex NDA)) for reference and research and development purposes; (ii) an exclusive, worldwide right and license, with the right to sublicense, to use and exploit within the Field Access Technology, and to make, use and sell Licensed Products in the Field incorporating, made using or derived from Access Technology, upon the terms and conditions of this Agreement; and
(iii) an exclusive, worldwide license, with the right to sublicense, under the Patent Rights to make, use and sell Licensed Products within the Field, to practice any process, method or procedure covered by, and otherwise exploit, the Patent Rights within the Field, upon the terms and conditions set forth herein.

            2.2 Access shall, except to the extent that it has already done so, on the Effective Date, promptly disclose to Shaman the Access Information and provide Shaman with copies of the physical embodiments thereof, and, on the IND Filing Date, promptly disclose to Shaman the Access Technology and provide Shaman with copies of the physical embodiments thereof. Access shall provide Shaman with reasonable assistance in understanding and implementing the Access Information and the Access Technology. Shaman shall not disclose any unpublished Access Information or Access Technology furnished by Access pursuant to this Agreement to third parties during the term of this Agreement or any time thereafter, provided, however, that Shaman may disclose any such Access Information or Access Technology at any time: (1) with the prior written consent of Access, (2) after the same shall have become public through no fault of Shaman or (3) to sublicensees of Shaman or other persons or entities with whom Shaman proposes to enter into a business relationship, provided that such sublicensee or third party enters into a confidentiality agreement reasonably calculated to maintain the confidentiality of such Access Information and Access Technology. This Section 2.2 shall not restrict Shaman's right to sell and promote Licensed Products.

            2.3 Access shall, upon Shaman's request, promptly notify the FDA in writing of Shaman's right to reference the ActinexTM NDA and DMF pursuant to this Agreement. Access shall promptly provide Shaman with a copy of such written notification to the FDA, as well as a copy of any responses thereto.

            2.4 Access shall, within 90 days of the Effective Date, secure and promptly provide written confirmation of Shaman's right to purchase its requirements of Masopracol during the term of this Agreement from Western Engineering and Research Corporation.



                                       3.

            2.5 Access shall promptly disclose to Shaman all pre-clinical data requested by Shaman that is in Access' possession and any other information related to the synthesis of Masopracol and its analogues which is from time to time requested by Shaman. Shaman and any development partners or sublicensee will limit disclosure of all exchanged information to only those of its officers, employees and consultants who are bound by appropriate obligations to maintain the confidentiality of such data and information.

         3. License Fee and Royalties.

            3.1 Shaman has previously paid to Access as a license issue fee One Hundred and Thirty-Seven Thousand Five Hundred Dollars ($137,500) upon the execution of the Prior Agreement. Upon execution of this Amendment, Shaman shall pay to Access Fifty Thousand Dollars ($50,000). In addition, Shaman shall pay to Access the following milestone payments: (a) [ * ] Dollars [ * ] on [ * ]; (b)
[ * ] Dollars [ * ] on [ * ]; and (c) [ * ] Dollars [ * ] within [ * ] of [ * ] for a therapeutic use of Masopracol or a synthetic analogue in the Field with the FDA.

            3.2 Shaman shall, with respect to each Licensed Product in each country of sale until the later of (i) ten (10) years after the date such Licensed Product is first commercialized; or (ii) the date of expiration of the last valid patent covering the manufacture, sale or use of such Licensed Product in such country, pay to Access a royalty in U.S. dollars at the rate of [ * ] of Net Sales of Licensed Products as earned royalties, provided that such Licensed Products are covered by a Valid Claim in the country in which, and at the time, they are sold.

         4. Timing of Royalty Payments; Records.

            4.1 Within forty-five (45) days after the end of each calendar quarter, Shaman shall pay to Access the royalty payment due for such quarter in U.S. dollars without deduction of exchange collection, taxes or other fees that may be imposed by any government. Such royalties shall be converted, where applicable, from the currency of the country in which the sale was made into U.S. dollars at the volume adjusted average exchange rate for such quarter as published by The Wall Street Journal. Late payments to bear interest at prime plus 2%).

            4.2 Together with each quarterly royalty payment, Shaman shall submit to Access a written accounting showing its computation of royalties due under this Agreement for such quarter. Said accounting shall set forth gross sales, Net Sales, the exchange rate applied, if any, and the total royalties due for the quarter in question.

            4.3 Shaman shall keep full and accurate books and records reflecting the sales of Licensed Products and the data used in arriving at Net Sales and the amount of royalties payable to Access hereunder for no less than three years after the end of each such


----
*Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.


                                       4.

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quarter. Shaman shall permit Access, at Access's expense, to have such books and records examined by independent certified public accountants retained by Access and reasonably acceptable to Shaman, an independent Big 6 accounting firm shall be deemed reasonable, during regular business hours upon reasonable advance notice, and no more often than one time per year. Such independent accountants shall keep confidential any information obtained during such examination and shall report to Access only the amounts of royalties which the independent accountant believes to be due and payable hereunder. If the accounting firm finds an underpayment of less than 5%, Shaman shall pay such amount; if the underpayment is greater than 5%, then Shaman shall pay such amount plus interest at 18% plus accounting fees.

         5. Due Diligence. Shaman shall use its reasonable commercial efforts to proceed with the research, development and commercialization of Licensed Products and shall thereafter use its reasonable commercial efforts to offer for sale the Licensed Products so developed during the term of this Agreement.

         6. Term and Termination.

            6.1 Unless earlier terminated in accordance with this Section 6, this Agreement and the licenses granted herein shall continue until the later of
(i) ten (10) years after the date such Licensed Product is first commercialized; or (ii) the date of expiration of the last valid patent covering the manufacture, sale or use of such Licensed Product in such country.

            6.2 Access may terminate this Agreement if Shaman is: in material breach of this Agreement and Shaman fails to remedy such breach within thirty
(30) days after written notice of breach from Access; or adjudged bankrupt or enter into a composition with or assignment to its creditors with respect to substantially all of its assets.

            6.3 Shaman may terminate this Agreement at any time upon sixty (60) days written notice to Access.

            6.4 Exercise by either party hereto of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other party with respect hereto.

            6.5 Subject to the foregoing, termination of this Agreement shall not preclude either party from claiming any other damages, compensation or relief that it may be entitled to under this Agreement or by law or in equity upon such termination.

            6.6 If this Agreement is terminated as set forth in this Section 6, Shaman will: (i) renounce all rights to utilize the Access Information, reference the Actinex NDA and utilize the Licensed Patents; and (ii) return all Confidential Information to Access.



                                       5.

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            6.7 The provisions of Sections 1, 4, 6, 7, 9, 10, 11, 12, 13 and 14 hereof shall survive any expiration or termination of this Agreement.

         7. Arbitration.

            7.1 The Parties will endeavor to settle amicably any dispute which may arise out of this Agreement. Failing of such settlement, any dispute shall be finally settled by arbitration, in accordance with the rules then in effect of the American Arbitration Association. The arbitration will be held in Denver, Colorado. The dispute or difference shall be referred to a single arbitrator, if the Parties agree upon one, or otherwise three (3) arbitrators, one to be appointed by each party and the third to be appointed by the first two (2) arbitrators selected by the Parties. If a Party shall refuse or neglect to appoint an arbitrator within thirty (30) days after the other Party shall have served written notice of such other Party's choice and requesting that the first-mentioned Party make its choice, then the arbitrator first appointed shall, at the request of the Party appointing him, proceed to hear and determine the matters in difference as if he were a single arbitrator appointed by both parties.

            7.2 The arbitrators shall base their decision in accordance with and based upon all the provisions of this Agreement and any other agreements referenced herein, to the extent that such other agreements are not superseded by this Agreement or subsequent agreements between the Parties. In making their decision, the arbitrators shall apply the substantive law of the State of Delaware and the United States of America, excluding the United Nations Convention on the International Sale of Goods. The decision of the majority of the arbitrators shall be in writing and final and binding upon each Party, and judgment upon the award may be entered in any court of competent jurisdiction.

            7.3 Before rendering their final decision, the arbitrators will first act as friendly, disinterested parties for the purpose of helping the Parties attempt to reach a compromise settlement on the points in dispute.

            7.4 The cost of arbitration will be in the discretion of the arbitrators. Each Party shall pay its own costs associated with its arbitrator, plus one-half the costs of the arbitration itself (including but not limited to arbitrators fees).

            7.5 Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, notwithstanding the provisions of Section 7.1, in the event of a threatened or ongoing Irreparable Breach, each Party hereto shall be entitled to seek, in any court of competent jurisdiction, equitable relief of a kind appropriate in light of the nature of the ongoing threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief, provided, however, that if the Party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving Party's reasonable costs, including attorney's fees, incurred in connection with defending such action.



                                       6.

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Such remedies shall not be the Parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

         8. Exchange of Data.

            8.1 Promptly after the execution of this Agreement and from time to time thereafter during the term of this Agreement, Access shall disclose to Shaman all relevant additional data possessed by Access generated on Masopracol or its analogues which is necessary or helpful for Shaman or its sublicensees:
(i) to obtain the NDA approvals or other governmental approvals to market the Licensed Products; (ii) to manufacture Licensed Products; and (iii) to generally fulfill the purposes of this Agreement.

            8.2 During the term of this Agreement, Shaman may use any data disclosed by Access to Shaman hereunder for the purpose of developing Licensed Products without any additional payment.

         9. Trademarks and Trade Names.

            9.1 Shaman and its sublicensees shall choose and own all trademarks and trade names which are specific to the individual Licensed Products.

            9.2 Product specific trademarks will be applied for and maintained by Shaman in the Territory and all costs associated therewith shall be borne by Shaman.

         10. Confidentiality.

            10.1 Access and Shaman shall keep any technology, formula, trade secrets, technical data or business information ("Information") provided or made available to it by the other party or its Affiliates hereunder confidential, and neither Access nor Shaman shall, without the prior written consent of the other party or its Affiliates, as the case may be, use (except as expressly permitted by this Agreement or for the purposes of this Agreement), or disclose to any third party, any Information provided or made available by the other party or its Affiliates hereunder; provided, however, that the foregoing shall not apply to information which the party receiving such information can establish by written documentation to (i) have been publicly known at the time of disclosure by the other party or its Affiliates, as the case may be, (ii) have become publicly known, without fault on its part, subsequent to such disclosure, (iii) have been otherwise known by it from a source (other than the other party or its agents or Affiliates), lawfully having possession of such information, or (iv) have been developed by it or its Affiliates independently of the disclosure by the other party or its Affiliates.

            The foregoing shall not preclude the disclosure of information by Access or Shaman:



                                       7.

            (a) to its legal representatives, Affiliates, consultants, outside contractors and (if it has the right to grant the license or sublicense) its licensees and sublicensees, under like confidentiality obligations on the part of the recipients, or

            (b) to the extent required by law or regulation, provided that, to the extent reasonably possible, it shall give prompt written notice of the proposed disclosure to the other party or its Affiliates, as the case may be, so as to allow the other party or its Affiliates, as the case may be, an opportunity to object to such requirement and, if applicable, assure that confidential treatment will be accorded to such information, or

            (c) to the extent that such information is reasonably required to be disclosed for the purpose of securing necessary governmental authorization for the clinical testing or marketing of products or for the purpose of conducting clinical testing or marketing of products, or of prosecuting or defending litigation, or

            (d) at any time following the date which is five (5) years after the date of any termination of this Agreement.

         11. Patents.

            11.1 Filing for, prosecuting and maintaining patent applications and patents included within the Patent Rights shall be the primary responsibility of Shaman, however, in the event that Shaman fails to take any action with respect to any such Patents Rights within 30 days after a written request from Access, then Access shall be entitled to take such action on Shaman's behalf. Shaman and Access shall cooperate in determining the appropriate strategy for seeking such patent protection, including the right to review future patent applications and related documents associated with the Patent Rights. Access shall cooperate with and assist Shaman in filing for and prosecution of such Patent Rights. Shaman shall keep Access reasonably informed as to the status of such Patent Rights. In addition, Shaman will use best efforts to advise Access of all proposed patent filings of a substantive nature in time reasonably sufficient for Access to obtain review of such filings. Shaman shall bear all costs incurred in seeking and maintaining patent protection of the Patent Rights.

            11.2 Each party shall promptly inform the other of any suspected or threatened infringement of any Patent Rights or Access Technology by a third party and cooperate to develop an appropriate response to the infringement. Access and Shaman each shall have the right to institute an action for infringement of the Patent Rights or Access Technology against such third party.

         12. Indemnity. Shaman agrees to indemnify, hold harmless and defend Access, its officers, employees, and agents, against any and all claims, suits, losses, damage, costs, fees, and expenses asserted by third parties, both government and private, for death, illness, personal injury and property damage or any other claim resulting from or arising out of (i) Shaman's, its affiliates or sublicensees, development, advertisement, use or sale of the



                                       8.

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Licensed Products, (ii) breach of this Agreement, or (iii) negligence, reckless or willful misconduct of Shaman or is affiliates, officers, employees, agents and sublicensees, provided that Shaman shall not be responsible for amounts paid in settlement of any claim without its approval. Access agrees to indemnify, hold harmless and defend Shaman, its officers, directors, employees, agents and sublicensees, against any and all claims, suits, losses, damage, costs, fees, and expenses asserted by third parties, both government and private, resulting from: negligence, recklessness or willful misconduct of Access, its officers, employees and agents.

IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, ARISING IN ANY WAY OUT OF THIS AGREEMENT UNDER ANY CAUSE OF ACTION, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

         13. Warranties. Access warrants that it: has the lawful right to grant the licenses provided in this Agreement; has not granted rights or licenses in derogation of this Agreement; has not received any notice of a claim of infringement or misappropriation of any alleged rights asserted by any third party in relation to the Access Information, the Access Technology or the Patent Rights; and, except as disclosed to Shaman, Access is not aware, without having made any investigation whatsoever, of any patents or other proprietary rights of any third party which would materially affect the exercise of the license rights granted hereunder to Shaman. Access agrees that during the term of this Agreement (or any license granted hereunder), Access shall not enter into any other agreements that conflict with rights or obligations provided hereunder, including any rights and obligations that survive termination hereof.

WARRANTY LIMITATION, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ACCESS MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO (1) THE SCOPE OF VALIDITY OF ANY OF THE PATENT RIGHTS; (2) WHETHER THE PATENT RIGHTS OR TECHNOLOGY MAY BE EXPLOITED BY SHAMAN OR ANY SUBLICENSEE WITHOUT INFRINGING THE RIGHTS (INCLUDING PATENT RIGHTS) OF OTHERS; OR (3) THE RESULTS TO BE OBTAINED BY USE OF THE PATENT RIGHTS, THE ACCESS PRODUCTS. THE PATENT RIGHTS, ACCESS TECHNOLOGY AND ACCESS INFORMATION ARE DELIVERED "AS IS" IN EVERY RESPECT.



                                       9.

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         14. Miscellaneous.

            14.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

            14.2 Severability. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. The parties further agree to negotiate in good faith a substitute, valid and enforceable provision that most nearly effects the parties' intent and to be bound by mutually agreed substitute provision.

            14.3 Waiver. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

            14.4 Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence of the nonperforming party.

            14.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, successors and assigns of each of the Parties, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the Parties hereto without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that this Agreement may be assigned in the event of a transfer to an Affiliate, or in connection with a merger, consolidation, or sale of substantially all of the assets of the transferring party. Notwithstanding anything to the contrary herein, Access may delegate to its Affiliates its duties and obligations hereunder without the consent of Shaman.

            14.6 Independent Contractors. The relationship of Access and Shaman established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed (i) to give either party the power to direct or control the day-to-day activities of the other or (ii) to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

            14.7 Captions. The captions provided in this Agreement are for the convenience of reference only and shall not effect its interpretation.

            14.8 Entire Agreement. This Agreement constitutes the entire, final, complete and exclusive agreement between the parties and supersedes all previous agreements or representations, oral or written, relating to this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each



                                       10.

party. Both parties acknowledge having read the terms and conditions set forth in this Agreement, understand all terms and conditions, and agree to be bound thereby.

            14.9 Notices. Any notice required or permitted to be given to the parties hereto shall be deemed to have been properly given if delivered in person or when received if mailed by first-class certified mail to the other party at the appropriate address set forth below, or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

If to Access:          Access Pharmaceuticals, Inc.
                       2600 North Stemmons Freeway, Suite 176
                       Dallas, Texas  75207
                       Attention:  President and CEO

Copy to:               Bingham, Dana and Gould LLP
                       150 Federal Street
                       Boston, Massachusetts  02110-1726
                       Attention:  John Concannon III

If to Shaman:          Shaman Pharmaceuticals, Inc.
                       213 East Grand Avenue
                       South San Francisco, California 94080-4812
                       Attention:  President and CEO

Copy to:               Brobeck, Phleger & Harrison LLP
                       Attention:  Stephan Dolezalek
                       Two Embarcadero Place
                       2200 Geng Road
                       Palo Alto, California  94303



                                       11.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.


SHAMAN PHARMACEUTICALS, INC.              ACCESS PHARMACEUTICALS, INC.


By:   /s/ LISA A. CONTE                   By: /s/ KERRY P. GRAY
     -----------------------                  ------------------------
Name: Lisa A. Conte                       Name:  Kerry P. Gray
     -----------------------                     ------------------
Title:President & CEO                     Title: President & CEO
      ----------------------                     ---------------------


                                       12.

                                    EXHIBIT A


                               ACCESS INFORMATION


1. The following studies and sections of the Actinex(TM) New Drug Application ("NDA") and New Drug Submission - Canada ("NDS"):

         a.       NDA Pharmacology summary

         b.       NDS Pharmacology summary

         c.       NDS CMS Section

         d.       T005-89 - Ames Test - CHX 100 - Summary & Report

         e.       T003-87 Acute Oral Rat Tox - CHX 100 - Summary & Report

         f.       T004-87 Acute Oral Rabbit Tox - CHX 100 - Summary & Report

         g.       T004-89 - Target Organ Oral Rat Tox - CHX 100 - Summary &
                  Report

         h.       T004-89 - Oral Segment II - Rat - CHX 100 - Summary & Report

         i. T009-89 - Oral Rabbit Dose Finding Segment II - CHX 100 - Summary & Report

         j.       T001-90 - Oral Rabbit Segment II - CHX 100 - Summary & Report

         k. K001-84 - Rat Biodistribution, Oral, Intravenous and Dermal - CHX 100 - Summary & Report

2.       Oral mass balance studies on CHX 100 conducted by Chemex or Access.

3. Access will provide reports of Segment I & III reproductive safety studies on CHX 100.